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                                                                      EXHIBIT 23

                             CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report on Form 10-K of County Bank Corp for the year ended December 31, 1999, of our report dated January 19, 2000 included in the 1999 Annual Report to the Shareholders of County Bank Corp.











PLANTE & MORAN, LLP
Bloomfield Hills, Michigan
March 29, 2000